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                                                                    Exhibit 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                        15-Jul-02
Determined as of:                                            09-Jul-02
For Monthly Period Ending:                                   30-Jun-02
Days in Interest Period (30/360)                                    30
Days in Interest Period (Act/360)                                   28

Ending Pool Balance
-------------------
Principal                                             3,176,064,914.39
Finance Charge                                           97,963,339.19
                                                         -------------
Total                                                 3,274,028,253.58

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                    3,176,064,914.39
Trust EFA                                                         0.00
                                                                  ----
Receivables + EFA                                     3,176,064,914.39

Trust Invested Amount                                 2,700,000,000.00
Trust PFA                                                46,500,000.00
                                                         -------------
Trust Adjusted Invested Amount                        2,653,500,000.00

Seller's Participation Amount (with EFA)                522,564,914.39
Seller's Participation Amount (w/o EFA)                 522,564,914.39
Seller's Interest Percentage                                    16.45%

Required Seller's Interest Percentage                            5.00%
Required Seller's Interest                              158,803,245.72

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                    3,176,064,914.39
Required Principal Balance                            2,700,000,000.00
                                                      ----------------
Net Excess/Deficit                                      476,064,914.39

EFA
---
Beginning Excess Funding Account Balance                          0.00
Required Excess Funding Account Deposit                           0.00
Excess Funding Account Withdrawal                                 0.00

Shared Principal Collections
----------------------------
Series 1996-A                                            10,177,487.31
Series 1997-1                                           192,703,456.91
Series 1997-2                                            56,677,487.36

Delinquent Accounts
-------------------
30 - 59 days                                  1.67%      54,583,038.14
60 - 89 days                                  1.12%      36,754,844.14
90 days +                                     2.12%      69,497,067.85
Total 30 days +                               4.91%     160,834,950.13

Miscellaneous
-------------
Gross Credit Losses                           7.16%      18,934,327.00
Net Credit Losses                             6.61%      17,493,715.92
Discount Option Receivables                                       0.00
Discount Percentage                                              0.00%
Finance Charges Billed                                   40,661,412.52
Fees Billed                                               5,676,883.19
Interchange                                               7,786,343.00
Interest Earned on Collection Account                         2,681.86